Exhibit 10.20.11

LEASE AMENDMENT ELEVEN

THIS LEASE AMENDMENT ELEVEN (this “Amendment”) is made and entered into as of July 31, 2014 (the “Effective Date”), by and between PHOENIX OFFICE GRAND AVENUE PARTNERS, LLC, a Delaware limited liability company (“Landlord”), and MESA AIR GROUP, INC., a Nevada corporation (“Tenant”).

RECITALS

A.

Landlord (as successor in interest to DMB Property Ventures Limited Partnership and Transwestern Phoenix Gateway, L.L.C.) and Tenant are parties to that certain Lease dated October 16, 1998 (the “Original Lease”), which lease has been previously amended by instruments dated (i) March 9, 1999, (ii) November 8, 1999, (iii) November 7, 2000, (iv) May 15, 2001, (v) October 11, 2002, (vi) April 1, 2003, (vii) April 15, 2005, (viii) October 12, 2005, (ix) November 4, 2010 (the “Ninth Amendment”) and (x) February 6, 2014 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 31,179 square feet of rentable area (the “Existing Premises”) on the first (1st), seventh (7th) and eleventh (11th) floors of the building commonly known as Three Gateway and located at 410 North 44th Street, Phoenix, Arizona (the “Building”).

B.	The Lease by its terms shall expire on November 30, 2015 (“Prior Termination Date”), and the parties desire to extend the term of the Lease, all on the following terms and conditions.

C.

Tenant has requested that additional space containing approximately 7,589 square feet of rentable area described as Suite Nos. 100 (i.e., 3,217 rsf) and 140 (i.e., 1,781 rsf) on the first (1st) floor of the Building and Suite No. 1100 (i.e., 3,217 rsf) on the eleventh (11th) floor of the Building shown on Exhibit A hereto (collectively, the “Swing Space”) be added to the Existing Premises on a temporary basis during Tenant’s refurbishment of the Existing Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.

Extension. The term of the Lease is hereby extended for a period of one hundred twenty (120) months and shall expire on November 30, 2025 (“Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease as amended hereby (the “Amended Lease”). That portion of the term commencing the day immediately following the Prior Termination Date (“Extension Date”) and ending on the Extended Termination Date shall be referred to herein as the “Extended Term”.

II.	Base Rent. As of the Extension Date, the schedule of Base Rent payable with respect to the Existing Premises during the Extended Term is the following:

Period	Approximate Annual Base Rate per Rentable Square Foot	Annual Base Rent	Monthly Installments of Base Rent
12/1/15 – 11/30/16	$23.50	$732,706.56	$61,058.88
12/1/16 – 11/30/17	$24.00	$748,296.00	$62,358.00
12/1/17 – 11/30/18	$24.50	$763,885.56	$63,657.13
12/1/18 – 11/30/19	$25.00	$779,475.00	$64,956.25
12/1/19 – 11/30/20	$25.50	$795,064.56	$66,255.38
12/1/20 – 11/30/21	$26.00	$810,654.00	$67,554.50
12/1/21 – 11/30/22	$26.50	$826,243.56	$68,853.63
12/1/22 – 11/30/23	$27.00	$841,833.00	$70,152.75
12/1/23 – 11/30/24	$27.50	$857,422.56	$71,451.88
12/1/24 – 11/30/25	$28.00	$873,012.00	$72,751.00

All such Base Rent, plus applicable sales, rent and use taxes, shall be payable by Tenant in accordance with the terms of the Amended Lease.

III.

Base Rent Abatement. Provided Tenant is not in default under the Amended Lease beyond any applicable cure period, Landlord hereby agrees to abate Tenant’s obligation to pay, commencing upon the first day of the first full calendar month following the mutual execution and delivery of this Amendment, (a) Base Rent in the amount of $795,064.50, i.e., such amount being equal to the Base Rent applicable during the first 13-months of the Extended Term, and (b) parking charges for thirteen (13) full calendar months (such total amount of abated Base Rent and parking fees plus any Applied Allowance (as defined below), if any, being hereinafter referred to collectively as the “Abated Amount”). During such abatement period, Tenant will still be responsible for the payment of all other monetary obligations under the Amended Lease. Tenant acknowledges that any default by Tenant under the Amended Lease will cause Landlord to incur costs not contemplated hereunder, the exact amount of such costs being extremely difficult and impracticable to ascertain, therefore, should Tenant at any time during the remaining term be in default beyond any applicable cure period, then the total unamortized sum of such Abated Amount (amortized on a straight line basis over the 120-month Extended Term described in Section I above) so conditionally excused shall become immediately due and payable by Tenant to Landlord and any remaining Abated Amount shall no longer be available to Tenant as a rent credit from the date of such default. Tenant acknowledges and agrees that nothing in this paragraph is intended to limit any other remedies available to Landlord at law or in equity under applicable law, in the event Tenant defaults under the Amended Lease beyond any applicable cure period. Notwithstanding the foregoing, Tenant shall have the right, on or prior to that date which is seven (7) months following the Effective Date, to elect to apply up to six (6) months of the above described abated Base Rent and parking charges towards the Allowance (described below), i.e., effectively increasing the Allowance by the amount of such election. If Tenant elects to apply any such abated Base Rent and parking charges towards the Allowance, then such amount shall no longer be considered part of the

Abated Amount described above and the abatement period described above shall be decreased accordingly.

IV.	Financial Statements; Letter of Credit.

A.

Financial Statements. Concurrently with Tenant’s execution of this Amendment, and thereafter, upon each anniversary of the Effective Date during the Lease Term and at any other time during the Lease Term upon written request from Landlord when Tenant is in default under the Amended Lease beyond any applicable cure period, Tenant shall provide Landlord with a cash balance amount certified to be correct by the Chief Financial Officer of Tenant, showing, without limitation, Tenant’s total balance of unrestricted cash and unrestricted cash equivalents plus any available amounts under a line of credit or comparable bank facility (such total balance being “Tenant’s Unrestricted Cash Balance”), in a form reasonably acceptable to Landlord (each, a “Financial Statement”). Each Financial Statement shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer, member/manager or general partner of Tenant (if Tenant is a corporation, limited liability company or partnership, respectively).

B.

Letter of Credit. Concurrently with Tenant’s execution of this Amendment, Tenant shall deliver to Landlord an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount of $400,000.00 (the “Initial L-C Amount”) in accordance with Exhibit D attached hereto. Notwithstanding the foregoing, provided that Tenant is not in default under the Amended Lease (beyond the applicable notice and cure period set forth in the Amended Lease), the Initial L-C Amount shall be reduced as follows:

Date of Reduction	New L-C Amount
The date of expiration of the forty-eighth (48th) month of the Extended Term	$300,000.00
The date of expiration of the sixtieth (60th) month of the Extended Term	$200,000.00
The date of expiration of the seventy- second (72nd) month of the Extended Term	$100,000.00
The date of expiration of the eighty-fourth (84th) month of the Extended Term	$0.00

As used herein, the term “L-C Amount” shall mean the Initial L-C Amount, as the same may be reduced pursuant to the foregoing. Notwithstanding the foregoing, if at any time after the expiration of the forty-eighth (48th) month of the Extended Term any Financial Statement provided by Tenant shows that Tenant’s Unrestricted Cash Balance equals or exceeds $24,000,000.00, then provided that Tenant is not in default under the Amended Lease (beyond the applicable notice and cure period set forth in the Amended Lease), the requirement of Tenant to maintain the L-C pursuant to this Amendment shall be null and void and any L-C then held by Landlord pursuant to this Amendment shall be terminated; provided, however, that if the L-C is terminated pursuant to the foregoing and at any time after such termination until the expiration of the eighty-fourth (84th) month of the Extended Term any Financial Statement provided by Tenant shows that Tenant’s Unrestricted Cash Balance is less than $24,000,000.00, then Tenant shall deliver to Landlord a new L-C in the then-required L-C Amount pursuant to this Section IV.B in accordance with Exhibit B attached hereto, and thereafter, Tenant shall have no additional right to terminate the L-C pursuant to this sentence based on the amount of Tenant’s Unrestricted Cash Balance.

V.

Expenses and Taxes. For the period commencing on the Extension Date and ending on the Extended Termination Date, Tenant shall pay for Tenant’s Share of Property expenses, real estate taxes and such other amounts with respect to the Existing Premises in accordance with the terms of the Lease, provided, however, during such period, (i) the Base Year for the computation of Tenant’s Share of Property expenses, real estate taxes and such other amounts with respect to the Existing Premises is amended from 2010 to 2016, and (ii) the references in Section 3(c) of the Ninth Amendment to “2011” are hereby replaced with references to “2017”.

VI.	Improvements to Existing Premises.

A.

Condition of Existing Premises. Tenant is in possession of the Existing Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

B.

Responsibility for Improvements to Existing Premises. Provided Tenant is not in default under the Amended Lease beyond any applicable cure period, Landlord hereby grants to Tenant an allowance of $40.00 per square foot of rentable area located within the Existing Premises, i.e., $1,247,160.00 (the “Allowance”) based upon the Existing Premises containing 31,179 square feet of rentable area, to improve/refurbish the Existing Premises (the “Tenant Improvements”) pursuant to Section 10 of the Original Lease; provided, however, (i) if any portion of the above described Allowance has not been utilized by Tenant prior to July 31, 2016, then such unexpended portion shall revert to Landlord and no longer be available to Tenant, and (ii) Tenant shall have the right to apply any available portion of the Allowance (not to exceed $15.00 per square foot of rentable area located within the Existing Premises, i.e., $467,685.00 (the “Applied Allowance”) based upon the Existing Premises containing 31,179 square feet of rentable area) against any costs incurred by Tenant directly for its cost of furniture, fixtures and/or equipment or Base Rent abatement. Any costs incurred by Tenant in excess of the Allowance in connection with the performance of the Tenant Improvements shall be the sole responsibility of Tenant. Following Tenant’s substantial completion of the Tenant Improvements, Landlord shall reimburse Tenant for the reasonable, actual, third- party, out-of-pocket costs (which costs may include, without limitation, labor and materials costs, professional fees (such as engineers, architects, space planners and interior designers and permitting fees) incurred by Tenant in performing the Tenant Improvements (up to the amount of the Allowance) within thirty (30) days following Landlord’s receipt from Tenant of evidence reasonably satisfactory to Landlord that Tenant has paid for and completed the Tenant Improvements in full and in accordance with the terms hereof and that there will be no liens recorded against the Building arising out of or relating to such Tenant Improvements; provided, however, so long as Tenant is not in default beyond any applicable cure period, Tenant may, at its sole option, elect to have such Allowance disbursed in accordance with Subsection VI.F, below. For purposes of this Section VI, the phrase “substantial completion” or “substantially completed” shall mean that the applicable improvements (i.e., the Tenant Improvements, the Refurbishments, the Remodeling, etc., as the case may be) have been completed except for such incomplete items as would not materially interfere with the use of the Existing Premises for general office use.

C.

Additional Allowances. Provided Tenant is not in default under the Amended Lease beyond any applicable cure period, Landlord hereby grants to Tenant the following additional allowances in addition to the above described Allowance: (i) $0.15 per square foot of rentable area located within the Existing Premises, i.e., $4,676.85 (the “Space Planning Allowance”) based upon the Existing Premises containing 31,179 square feet of rentable area, to prepare the space plans associated with the above described Tenant improvements (the “Space Planning”); (ii) $7.50 per square foot of rentable area located within the Existing Premises, i.e., $233,842.50 (the “Refurbishment Allowance”) based upon the Existing Premises containing 31,179 square feet of rentable area, to refurbish the Existing Premises pursuant Section 10 of the Original Lease (the “Refurbishments”) or apply towards Base Rent on or after the expiration of the eighty-fifth (85th) month of the Extended Term; and (iii) $2.00 per square foot of rentable area located within the Existing Premises, i.e., $62,358.00 (the “Remodeling Allowance”) based upon the Existing Premises containing 31,179 square feet of rentable area, to remodel the Existing Premises pursuant Section 10 of the Original Lease or otherwise install furniture and/or telecom/data cabling within the Existing Premises (collectively, the “Remodeling”) on or after the date of this Amendment; provided, however, if any portion of (a) the Space Planning Allowance is not utilized by Tenant prior to the substantia! completion of the Tenant Improvements, or (b) the Refurbishment Allowance is not utilized by Tenant prior to the expiration of the one hundred eighth (108th) month of the Extended Term (the “Refurbishment Allowance Expiration Date”), or (c) the Remodeling Allowance has not been utilized by Tenant prior to that date which is ninety (90) days following the substantial completion of the Tenant Improvements, then such unexpended portion(s) of the above described Additional Allowance(s) (as defined below) shall revert to Landlord and no longer be available to Tenant. The Space Planning Allowance, Refurbishment Allowance and Remodeling Allowance may be collectively referred to herein as the “Additional Allowances” or individually as an “Additional Allowance” and the Space Planning, the Refurbishments and the Remodeling may be collectively referred to herein as the “Additional Work”. Any costs incurred by Tenant in excess of an Additional Allowance in connection with the performance of the applicable Additional Work shall be the sole responsibility of Tenant. Following Tenant’s substantial completion of any of the above described categories of Additional Work, Landlord shall reimburse Tenant for the reasonable, actual, third-party, out- of-pocket costs (which costs may include, without limitation, labor and materials costs, professional fees (such as engineers, architects, space planners and interior designers and permitting fees) incurred by Tenant in performing the applicable Additional Work (up to the amount of the applicable

Additional Allowance) within thirty (30) days following Landlord’s receipt from Tenant of evidence reasonably satisfactory to Landlord that Tenant has paid for and completed the applicable category of Additional Work in full and in accordance with the terms hereof and that there will be no liens recorded against the Building arising out of or relating to such applicable Additional Work; provided, however, so long as Tenant is not in default beyond any applicable cure period, Tenant may, at its sole option, elect to have any of such Additional Allowances disbursed in accordance with Subsection VI.F. below.

D.

Landlord’s Work. Landlord agrees to perform the following work either prior to, or within a reasonable period of time following, the commencement of the Extended Term: (i) install new wall covering within the 7th floor men’s and women’s restrooms; (ii) install additional wet wall areas within the 7th floor men’s restroom (as necessary in Landlord’s discretion); (iii) install new light lenses within the 1st, 7th and 11th floor men’s and women’s restrooms; (iv) install additional incandescent lighting within the 7th and 11th floor men’s and women’s restrooms (as necessary in Landlord’s discretion); and (v) install metal partitions within the 7th floor men’s restroom (collectively, “Landlord’s Work”). Tenant acknowledges that Landlord’s Work will be performed (a) using Building standard materials and finishes selected by Landlord, and (b) in or adjacent to the Existing Premises while Tenant is in occupancy thereof and paying Rent pursuant to the Amended Lease. Tenant also acknowledges that the performance of Landlord’s Work may interrupt Tenant’s business, or be inconvenient to Tenant, and Tenant agrees that Landlord shall have no responsibility or liability to Tenant therefor. Landlord agrees to use commercially reasonable efforts to minimize any such interruptions and inconveniences and to use its commercially reasonable efforts to coordinate the performance of any portion of the Landlord Work located upon the 7th and 11th floors of the Building with Tenant’s performance of its Tenant Improvements within the portion of the Premises located on the 7th and 11th floors of the Building. Tenant agrees to make the Existing Premises reasonably available to Landlord and its contractors for the performance of Landlord’s Work. Tenant agrees that the performance of Landlord’s Work shall not constitute an eviction of Tenant from the Existing Premises, whether constructive or otherwise, and Tenant shall in all events be required to pay Rent pursuant to the Amended Lease during the performance of Landlord’s Work. In connection with the performance of Landlord’s Work, it shall be the responsibility of Tenant at its cost to secure all loose personal property, and disconnect and reconnect, as required, all electrical equipment (including, without limitation, computer equipment), movable partitions, workstations and the like.

E.

Refurbishment Allowance Buyout Option. Notwithstanding anything in this Section VI to the contrary, at any time prior to the Refurbishment Allowance Expiration Date, Landlord shall have the option to make a cash payment (the “Refurbishment Allowance Buyout Payment”) to Tenant in the amount of the remaining Refurbishment Allowance, discounted at the rate of five percent (5%) per annum from the Refurbishment Allowance Expiration Date to the first day of the month during which the Refurbishment Allowance Buyout Payment is made. Upon Landlord’s tender of such Refurbishment Allowance Buyout Payment, Tenant shall no longer be entitled to the Refurbishment Allowance pursuant to Section VI.C above. Landlord shall exercise its option to buy-out the Refurbishment Allowance by delivering at least ten (10) days’ prior written notice thereof to Tenant, and shall make the Refurbishment Allowance Buyout Payment to Tenant on or about the date set forth in such notice. The amount of the Refurbishment Allowance Buyout Payment shall be calculated as follows: Landlord, acting reasonably and in good faith, shall estimate the total amount of the remaining Refurbishment Allowance, which estimate shall be based on the actual remaining Refurbishment Allowance pursuant to Section VI.C above.

F.

Monthly Disbursement. Subject to Subsection VI.E above, so long as Tenant is not in default under the Amended Lease beyond any applicable cure period, Tenant may elect for Landlord to either: (a) disburse the Allowance pursuant to Subsection VLB above and/or disburse the Additional Allowance pursuant to Subsection VI.C above, i.e., disburse the applicable allowance(s) only upon substantial completion of the applicable work/improvements, or (b) disburse the Allowance and/or category of Additional Allowance on a monthly basis in accordance with this Subsection VI.F. If Tenant elects to have the Allowance and/or any category of Additional Allowance disbursed pursuant to this subsection, Tenant shall submit to Landlord, on or before the 5th day of each month, an invoice (“Tenant’s Invoice”) accompanied by documentation reasonably satisfactory to Landlord evidencing the costs incurred and paid by Tenant in connection with the Tenant Improvements and/or category of Additional Work (as applicable), Tenant’s payment therefor, and the absence of liens (including a certification from Tenant’s contractor that such work has been performed and completed) (the “Cost Documentation”). Within thirty (30) days after Landlord’s receipt of Tenant’s Invoice and the Cost Documentation, and so long as Tenant is not in default under the Amended Lease beyond any applicable cure period, Landlord shall disburse to Tenant the portion of the applicable Allowance or Additional Allowance equal to ninety percent (90%) of the amount set forth in Tenant’s Invoice; provided, however, Landlord shall retain ten percent (10%) of the Allowance (the “Remaining Allowance”) and each Additional Allowance (each, a “Remaining Additional Allowance”), as applicable, until the Tenant Improvements or category of Additional Work, as applicable, has been substantially completed in its entirety Any Tenant’s Invoice received by Landlord after the 5th day of the month shall be paid concurrently with the payment made for the following month’s Tenant’s Invoice. Provided Tenant is not in default under the Amended Lease beyond any applicable cure period, Landlord shall disburse the Remaining Allowance or Remaining Additional Allowance, as applicable, within thirty (30) days after Landlord’s receipt of notice that the Tenant Improvements or applicable category of Additional Work has been substantially completed in its entirety, and Landlord’s receipt of Tenant’s Invoice and Cost Documentation therefor.

VII.	Swing Space.

A.

Swing Space Effective Date. For the period commencing upon the mutual execution and delivery of this Amendment (the “Swing Space Effective Date”) and ending on the Swing Space Termination Date (as defined below), the Premises, as defined in the Lease, is temporarily increased from 31,179 square feet of rentable area to 38,768 square feet of rentable area by the addition of the Swing Space, and during the Swing Space Term (as defined below), the Existing Premises and the Swing Space, collectively, shall be deemed the Premises, as defined in the Lease.

B.

Swing Space Term. The Term for the Swing Space (the “Swing Space Term”) shall commence on the Swing Space Effective Date and end on the earlier of (i) that date which is exactly seven (7) days following the date Tenant substantially completes the Tenant Improvements pursuant to Section VLB above and (ii) that date which is seven (7) months following the Effective Date (as applicable, the “Swing Space Termination Date”), unless sooner terminated pursuant to the terms of the Amended Lease. The Swing Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to the Existing Premises unless such concessions are expressly provided for herein with respect to the Swing Space.

C.

No Swing Space Rent. Except as set forth in Section VII.E below, Tenant shall not be obligated to pay Base Rent or Tenant’s Share of Property expenses, real estate taxes and such other amounts with respect to the Swing Space; provided, however, the foregoing shall not affect Tenant’s obligation to pay Base Rent and Tenant’s Share of Property expenses, real estate taxes and such other amounts with respect to the Existing Premises as provided in the Amended Lease.

D.

No Improvements to Swing Space; Condition of Swing Space. Tenant has inspected the Swing Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Tenant shall vacate the Swing Space on or prior to the Swing Space Termination Date and deliver up the Swing Space to Landlord in as good condition as the Swing Space was delivered to Tenant, ordinary wear and tear excepted. No construction, alterations or modifications shall be performed by Tenant to the Swing Space during the Swing Space Term.

E.

Holdover. If Tenant should holdover in the Swing Space after expiration or earlier termination of the Swing Space Term, any remedies available to Landlord as a consequence of such holdover contained in the Lease or otherwise shall be applicable (including, without limitation, the obligation to pay Landlord holdover rent), but only with respect to the Swing Space and shall not be deemed applicable to the Existing Premises unless and until Tenant holds over in the Existing Premises after expiration or earlier termination of the Term applicable thereto.

VIII.

Subordination. Following the mutual execution and delivery of this Amendment, Landlord shall use its commercially reasonable efforts to cause the current lender with an interest in the Building as of the date of this Amendment to enter into a subordination, nondisturbance and attornment agreement on such lender’s standard form and with commercially reasonable modifications requested by Tenant. However, Landlord shall not be liable to Tenant or otherwise deemed in default hereunder, and under no circumstances shall Tenant have any right to terminate the Amended Lease, if Landlord is unable to cause such lender to enter into such subordination, nondisturbance and attornment agreement.

IX.

Compliance with Law. During the Extended Term and any extensions thereto and subject to reimbursement as part of Property expenses pursuant to the terms of the Amended Lease, Landlord agrees, as and when required by applicable Law, to cause the restrooms on the first (1st), seventh (7th) and eleventh (11th) floors of the Building (so long as Tenant occupies space on each of these floors) and the common areas of the Building to comply with all Laws, including the Americans With Disabilities Act of 1990, as subsequently amended; provided, however, to the extent Landlord is required to perform such upgrades as a result of Tenant’s specific use of the Premises for other than general office use, or as a result of the Tenant Improvements, the Refurbishments, or the Remodeling or as a result of any other alterations to the Premises made by or on behalf of Tenant pursuant to the terms of the Amended Lease or otherwise, Tenant shall be solely responsible for all costs incurred by Landlord in connection with the performance of such upgrades. If applicable, Tenant agrees to reimburse Landlord for all of such costs with fifteen (15) days following receipt of written request from Landlord.

X.

Extension Option. Landlord and Tenant acknowledge and agree that the terms of Section 8 of the Ninth Amendment shall continue to apply during the Extended Term with the following modifications: (a) all references to “Lease Term” therein are hereby changed to “Extended Term” (i.e., the new 10-year Term pursuant to the terms of this Amendment); (b) all references to “Extension Term Commencement Date” therein are hereby changed to “Extension Date”; (c) all references to “Extension Term Expiration Date” therein are hereby changed to “Extended Termination Date”; and (d) all references to “Extension Term” therein are hereby changed to “Extended Term”.

XI.

Right of First Refusal. Landlord and Tenant acknowledge and agree that the terms of Section 10 of the Ninth Amendment shall continue to apply during the Extended Term with the following modifications: (a) all references to “Surrender Date” therein shall be deemed to mean the date this Amendment is mutually executed and delivered by the parties; (b) all references to “Surrendered Space” therein shall be deemed to mean any space located on the first (1st) or the eleventh (11th) floor of the Building that is contiguous to the Premises; (c) the reference to “ten (10) days” in clause (1) shall be changed to a reference to “five (5) days”; (d) the reference to “not materially different” in clause (a) shall be deemed to mean not less than ninety percent of the economic terms offered to Tenant in the Landlord ROFR Notice; and (e) clause (b) of such section is hereby deleted and deemed of no further force or effect.

XII.

Option to Terminate. Subject to the terms of this Section XII, Tenant will have a one-time option to terminate and cancel the Amended Lease (the “Termination Option”), effective as of November 30, 2022 (the “Termination Date”), by delivering to Landlord, on or before November 30, 2021, written notice of Tenant’s exercise of its Termination Option (the “Termination Notice”). As a condition to the effectiveness of Tenant’s exercise of its Termination Option, and in addition to Tenant’s obligation to satisfy all obligations arising under the Amended Lease through to the Termination Date, Tenant must timely pay to Landlord cash (or its equivalent) in the total amount of Nine Hundred Forty-Four Thousand Three Hundred Twelve and 83/100 Dollars ($944,312.83) (the “Termination Consideration”), which amount comprises the following items: (a) an amount equal to the unamortized (i.e., amortized on a straight line basis over the Extended Term with interest at the rate of 7% per annum) cost of Landlord’s Work, the amount of the Space Planning Allowance utilized for Space Planning, the amount of the Allowance utilized for the Tenant Improvements, and the amount of the Remodeling Allowance utilized for Remodeling; plus (b) the unamortized (i.e., amortized on a straight line basis over the Extended Term with interest at the rate of 7% per annum) brokerage commission paid or payable by Landlord with respect to this Amendment; plus (c) an amount equal to the unamortized (i.e., amortized on a straight line basis over the

Extended Term with interest at the rate of 7% per annum) Abated Amount. One-half (1/2) of the Termination Consideration shall be paid by Tenant to Landlord concurrently with Tenant’s delivery to Landlord of its Termination Notice and the remaining one-half (1/2) of the Termination Consideration shall be paid by Tenant to Landlord on or before that date which is seven (7) days prior to the Termination Date, Tenant agrees that the Termination Consideration is not in the nature of a penalty and represents the value of unamortized economic concessions granted to Tenant under this Lease, as well as consideration for the uncertainty in the amount of time Landlord will require in order to re lease the Existing Premises. If Tenant properly and timely exercises the Termination Option and properly and timely delivers the Termination Consideration to Landlord and satisfies ail obligations under the Amended Lease, including, without limitation, the provisions regarding surrender of the Existing Premises, all of which must be accomplished on or before the Termination Date, then the Amended Lease will terminate as of midnight, Arizona Time, on the Termination Date. Notwithstanding the foregoing, if Tenant elects to lease any space pursuant to Section XI above or otherwise adds any additional space to the Existing Premises following the date of this Amendment, the Termination Option shall be deemed void and of no further force or effect.

XIII.	No Other Options; Option Provisions.

A.

Tenant acknowledges and agrees that, except as expressly provided in this Amendment, it has (i) no rights and/or options to further extend or renew the Extended Term, (ii) no rights and/or options to terminate the Amended Lease early, and (iii) no rights and/or options to lease additional space within the Building or project of which the Building is a part.

B.

The parties hereto acknowledge and agree that any option or other rights contained in this Amendment (collectively, the “Options,” and individually, an “Option”) which entitle Tenant to extend the Extended Term, expand/reduce the Existing Premises or terminate the Extended Term early, shall apply only to the Existing Premises and shall not be applicable to the Swing Space in any manner.

C.

The Options are personal to the original Tenant executing this Amendment and may be exercised only by the original Tenant executing this Amendment while occupying the entire Existing Premises and without the intent of thereafter assigning the Amended Lease or subletting the Existing Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Amendment. The Options are not assignable separate and apart from the Amended Lease, nor may the Options be separated from the Amended Lease in any manner, either by reservation or otherwise.

D.

Tenant shall have no right to exercise any Option, notwithstanding any provision of the grant of Option to the contrary, and Tenant’s exercise of the Option may be nullified by Landlord and deemed of no further force or effect, if Tenant shall be in default under the terms of the Amended Lease beyond any applicable cure period as of Tenant’s exercise of the applicable Option or at any time after the exercise of such Option and prior to the commencement of the Option event.

XIV.	Signage.

A.

Subject to Landlord’s prior reasonable approval, the sign criteria for the Building, all covenants, conditions, restrictions, laws, rules, regulations, and local ordinances affecting the project of which the Building is a part (collectively, the “Requirements”), and subject to Landlord obtaining the City of Phoenix’s approval of a variance to the Building’s Comprehensive Signage Plan which allows at least three (3) separate exterior signs at the top of the Building (the “CSP Variance”) and Tenant obtaining any and all other necessary permits and approvals (collectively, the “Approvals”), Tenant shall have the non-exclusive right to have installed one (1) exterior sign at the top of the Building bearing Tenant’s name or trade name or business logo (the “Building Top Sign”) on the Southwest corner of the Building (the exact location to be designated by the Landlord); provided, however, if Tenant does not install the Building Top Sign within twenty-four (24) months after the approval of the CSP Variance, such right to install the Building Top Sign shall terminate. Tenant acknowledges that as of the date of this Amendment, only the existing exterior Building top sign utilized by Arcadis (as defined below) is permitted pursuant to the Requirements and the Building’s Comprehensive Signage Plan. Tenant further acknowledges that it has been advised by Landlord that obtaining approval of the CSP Variance shall be necessary in order to install the Building Top Sign. Tenant shall comply, at Tenant’s sole cost and expense, with any and all requirements of any CSP Variance granted by the City. If the CSP Variance is later revoked, then Landlord shall cause the Building Top Sign to be immediately removed and the underlying surfaces restored, at Tenant’s sole cost and expense. If the application for the CSP Variance is denied or if the CSP Variance is granted for only one (1) additional Building Top Sign (i.e., one sign in addition to the existing exterior Building top sign utilized by Arcadis), then Tenant shall not have the right to install the Building Top Sign subject to the terms of this Section XIV unless the other tenant located within the Building with Building top signage rights superior to Tenant’s rights under this Section XIV.A (i.e., Health Choice of Arizona, Inc., and its successors or assigns) elects, in its sole discretion, not to install its Building top signage. Notwithstanding the foregoing, if Tenant does not install the Building Top Sign granted under this Section XIV.A within twenty-four (24) months after having been informed by Landlord that Tenant is entitled to install such sign, Tenant’s rights to install the Building Top Sign shall terminate.

B.

Tenant shall be solely responsible for payment of any and all costs and expenses arising from the Building Top Sign, including, without limitation, all design, fabrication and permitting costs, license fees, installation, maintenance, repair and removal costs. The Building Top Sign shall be subject to any and all Requirements and Approvals applicable to such sign. Landlord shall maintain and repair the Building Top Sign at Tenant’s expense. Upon the expiration or earlier termination of the Amended Lease, Landlord shall, at Tenant’s sole cost and expense, (i) cause all of Tenant’s signs to be removed from the exterior and interior of the Building and the common areas, (ii) repair any damage caused by the removal of Tenant’s signs, and (iii) restore the underlying surfaces to the condition existing prior to the installation of Tenant’s signs.

C.	The sign rights granted under this Section XIV are personal to the original Tenant executing this Amendment and any of its affiliates that either assume original

Tenant’s obligations under the Amended Lease or sublet any portion of the Premises pursuant to the terms of the Amended Lease and may not be assigned (voluntarily or involuntarily) to any person or entity, assigned separate and apart from the Amended Lease, and/or separated from the Lease in any manner, either by reservation or otherwise.

XV.	Miscellaneous.

A.

This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Existing Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

B.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D.

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

E.

The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

F.

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Cushman and Wakefield of Arizona, inc., representing Tenant, and Transwestern, representing Landlord (collectively, “Brokers”). Tenant agrees to indemnify, defend and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Brokers) claiming to have represented Tenant in connection with this Amendment.

G.	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

PHOENIX OFFICE GRAND AVENUE PARTNERS, LLC, a Delaware limited liability company

By:	PEARLMARK PHOENIX GATEWAY, L.L.C., a Delaware limited liability company, its Administrative Member

	By:	/s/ Timothy E. McChesney

	Name:	Timothy E. McChesney

	Title:	Managing Director

TENANT:

MESA AIR GROUP, INC.,
a Nevada corporation

By:	/s/ Michael J. Lotz

Name:	Michael J. Lotz

Title:	President & COO

EXHIBIT A

OUTLINE AND LOCATION OF SWING SPACE

EXHIBIT A

1

EXHIBIT A

2

EXHIBIT B

LETTER OF CREDIT

1.

Delivery of Letter of Credit. Any L-C delivered by Tenant pursuant to this Amendment shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local Phoenix, Arizona office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a short term Fitch Rating which is not less than “F1”, and a long term Fitch Rating which is not less than “A” (or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Schedule 1 attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (it) be maintained in effect, whether through renewal or extension, for the period commencing on the Effective Date of this Amendment and continuing until the date (the “L-C Expiration Date”) that is no less than one hundred twenty (120) days after the expiration of the Lease Term, as the same may be extended, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices-ISP 98, International- Chamber of Commerce Publication #590. Landlord, or its then managing agent, shat! have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of the Amended Lease, or (B) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, or (E) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (F) Tenant executes an assignment for the benefit of creditors, or (G) if (1) any of the Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Exhibit B (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 1 above), in the amount of the L-C Amount, within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in the Amended Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Exhibit B, and, within ten (10) days following Landlord’s notice to Tenant of such receivership or conservatorship (the “L-C FDIC

EXHIBIT B

1

Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Exhibit B. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 1, then, notwithstanding anything in the Amended Lease to the contrary, Landlord shall have the right to declare Tenant in default of the Amended Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period). Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Exhibit B or is otherwise requested by Tenant.

2.

Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Amendment in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of the Amended Lease. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by the Amended Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of the Amended Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise.

3.	L-C Amount; Maintenance of L-C by Tenant; Liquidated Damages.

3.1	L-C Amount. The L-C Amount shall be equal to the applicable amount set forth in Section IV.B of this Amendment.

3.2

In General. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit

EXHIBIT B

2

in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Amendment and this Exhibit B, and if Tenant fails to comply with the foregoing, the same shall be subject to the terms of Section 3.3 below. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than sixty (60) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. If Tenant exercises an option to extend the Lease Term, then, not later than one hundred twenty (120) days prior to the commencement of the applicable option term, Tenant shall deliver to Landlord a new L-C or certificate of renewal or extension evidencing the L-C Expiration Date as one hundred twenty (120) days after the expiration of the applicable option term. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Exhibit B, Landlord shall have the right to either (x) present the L-C to the Bank in accordance with the terms of this Exhibit B, and the proceeds of the L-C may be applied by Landlord against any rent payable by Tenant under the Amended Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under the Amended Lease, or (y) pursue its remedy under Section 3.3 below. In the event Landlord elects to exercise its rights under the foregoing item (x), (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any rent payable by Tenant under the Amended Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under the Amended Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under the Amended Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

3.3

FAILURE TO MAINTAIN; REPLACE AND/OR REINSTATE L-C; LIQUIDATED DAMAGES. IN THE EVENT THAT TENANT FAILS, WITHIN (I) THAT PERIOD SET FORTH IN SECTION 3.2 ABOVE, OR (II) THAT PERIOD SET FORTH IN THE L-C FDIC REPLACEMENT NOTICE, TO PROVIDE LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE

EXHIBIT B

3

DEFICIENCY OR A REPLACEMENT L-C (AS APPLICABLE), THEN TENANTS MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED BY ONE HUNDRED FIFTY PERCENT (150%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS THE LAST DAY OF THE PERIOD IDENTIFIED IN SECTION 3.2 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE), AND ENDING ON THE EARLIER TO OCCUR OF (X) THE DATE TENANT PROVIDES LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY AS CONTEMPLATED BY THE TERMS OF SECTION 3.2 ABOVE, OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE), OR (Y) THE DATE WHICH IS NINETY (90) DAYS AFTER THE LAST DAY OF THE PERIOD IDENTIFIED IN SECTION 3.2 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE). IN THE EVENT THAT TENANT FAILS, DURING SUCH NINETY (90) DAY PERIOD FOLLOWING THE LAST DAY OF THE PERIOD IDENTIFIED IN SECTION 3.2 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE), TO PROVIDE LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY OR A REPLACEMENT L-C (AS APPLICABLE), THEN TENANT’S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED BY TWO HUNDRED PERCENT (200%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS NINETY (90) DAYS AFTER THE LAST DAY OF THE PERIOD IDENTIFIED IN SECTION 3.2 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE) AND ENDING ON THE DATE SUCH ADDITIONAL L-C(S) ARE ISSUED IN AN AMOUNT EQUAL TO THE DEFICIENCY OR SUCH A REPLACEMENT L-C IS ISSUED (AS APPLICABLE) PURSUANT TO THE TERMS OF SECTION 3.2 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE). THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY LANDLORD AS A RESULT OF TENANT’S FAILURE TO TIMELY PROVIDE LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY AS REQUIRED IN SECTION 3.2, OR A REPLACEMENT L-C AS CONTEMPLATED BY THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE), AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AMENDMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION 3.3 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES • WHICH LANDLORD WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT LANDLORD’S RIGHTS AND TENANT’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THE AMENDED LEASE (EXCEPT THAT THE PARTIES SPECIFICALLY AGREE THAT THE FOREGOING PROVISION WAS AGREED TO IN LIEU OF MAKING FAILURE TO PROVIDE LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY OR A REPLACEMENT L-C (AS APPLICABLE) A DEFAULT UNDER THE AMENDED LEASE). THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 3.3.

LANDLORD’S INITIALS	TENANT’S INITIALS

EXHIBIT B

4

4.

Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to the Amended Lease. In the event of a transfer of Landlord’s interest in under the Amended Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

5.

L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes all provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Exhibit B and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of the Amended Lease, including any damages Landlord suffers following termination of the Amended Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of the Amended Lease.

6.

Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of the Amended Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

7.

Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

EXHIBIT B

5

7.1

A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L-C or the Bank’s honoring or payment of sight draft(s); or

7.2

Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.

8.

Remedy for Improper Drafts. Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest at the Default Rate and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of the Amended Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Default Rate from the next installment(s) of Base Rent.

[END OF EXHIBIT B]

EXHIBIT B

6

SCHEDULE 1 TO EXHIBIT B

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

FAX        NO.         [(_____)    ______- _____] [Insert Bank Name And Address]

SWIFT: [insert No., if any]

DATE OF ISSUE:

BENEFICIARY: [insert Beneficiary Name And Address]	APPLICANT: [Insert Applicant Name And Address]

LETTER OF CREDIT NO. _______

EXPIRATION DATE: __________ AT OUR COUNTERS	AMOUNT AVAILABLE: USD[lnsert Dollar Amount] (U.S. DOLLARS [insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.______ IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant’s Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[lnsert Dollar Amount] ([insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON (Expiration Date) AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1.      THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

2.      BENEFICIARY’S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord’s Name], A [Insert Entity Type] (“LANDLORD”) STATING THE FOLLOWING:

“THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD_IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT UNDER SUCH LEASE TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]‘S ELECTION NOT TO EXTEND ITS STANDBY

SCHEDULE 1 TO

EXHIBIT B

1

LETTER OF CREDIT NO. _________ AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ________ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ______ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.“HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING. [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT’S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTICE

WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR

SCHEDULE 1 TO

EXHIBIT B

2

COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE. IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF ______ (120 days from expiration of the Lease Term).

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES BY APPLICANT. IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: “DRAWN UNDER [insert Bank Name] STANDBY LETTER OF CREDIT NO. _____________.”

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO [insert Bank Name] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF ARIZONA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE. PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETTER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert Fax Number – (______) ____-_____], ATTENTION: [Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number – (_____) ____-______] OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER. WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION. ANY

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FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH PRECEDING THIS ONE.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, (Expiration Date).

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,

(Name of Issuing Bank)

By:

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